Exhibit 99.2

G & L REALTY CORP.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

1. This Plan of Complete Liquidation and Dissolution (the “Plan”) of G & L Realty Corp., a Maryland corporation (the “Corporation”), has been approved by the Board of Directors of the Corporation (the “Board”) as being advisable and in the best interests of the Corporation and its stockholders. The Board has directed that the Plan be submitted to the stockholders of the Corporation for approval. The Plan shall become effective immediately upon approval of the Plan by a majority of the votes entitled to be cast by holders of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), as evidenced by the delivery of a unanimous written consent of such holders. The date of the stockholders’ approval is hereinafter referred to as the “Effective Date.”

2. Within 30 days after the Effective Date, the proper officers of the Corporation shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the stockholders. Not less than 20 days before the filing of Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), the proper officers of the Corporation shall mail notice to all known creditors of the Company, if any, at their respective addresses shown on the records of the Corporation as well as all employees of the Corporation, if any, either at their home addresses as shown on the records of the Corporation, or at their business addresses, that the dissolution of the Corporation has been approved (alternatively, the Board may determine that the Corporation has no employees or known creditors).

3 As soon as practicable after the Effective Date, the Corporation shall be voluntarily liquidated and dissolved. Pursuant to the Plan, the proper officers of the Corporation shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Corporation, including, but not limited to, the following: (a) promptly wind up the Corporation’s affairs, collect its assets and pay or provide for its liabilities (including contingent liabilities); (b) sell or exchange any and all property of the Corporation at public or private sale, including, without limitation, the assignment of the Corporation’s general partnership interest in G & L Realty Partnership, L.P., a Delaware limited partnership (the “Partnership”), to an affiliate of the Corporation’s common stockholders; (c) prosecute, settle or compromise all claims or actions of the Corporation or to which the Corporation is subject; (d) redeem the 10.25% Series A Cumulative Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and the 9.8% Series B Cumulative Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), of the Corporation; (e) in the event the Preferred Stock is not redeemed as of the date of the final liquidating distribution from the Corporation to its common stockholders, pay the holders of the Preferred Stock the liquidation preference to which they are entitled under the Corporation’s charter; (f) declare and pay to or for the account of the common stockholders of the Corporation, at any one or more times as they may determine, liquidating distributions in cash, kind or both (one or more of which distributions may be in the form of limited partnership interests in the Partnership); (g) cancel all outstanding shares of the Corporation’s stock upon the payment of such liquidating distributions; (h) execute for or on behalf of the Corporation, in its corporate name and under its corporate seal, those contracts of sale, deeds, assignments, notices and other documents as may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Corporation; (i) execute for or on behalf of the Corporation, in its corporate name and under its corporate seal, such forms and documents as are required by the State of Maryland, any jurisdiction in which the Corporation has been qualified to business and the Federal government, including tax returns; and (j) pay all costs, fees and expenses, taxes and other liabilities incurred by the Corporation and/or its officers in carrying out the liquidation and dissolution of the Corporation. Each of the foregoing actions shall be taken in a manner that preserves the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), until the final day of its final tax year.

4. The final liquidating distribution shall be made no later than, or earlier than, the final day of the Corporation’s final tax year.

5. On the same day as the redemption of the Preferred Stock (or, in the event the Preferred Stock is not redeemed, the payment to the holders of the Preferred Stock of the liquidation preference to which they are entitled under the Corporation’s charter) and the assignment and conveyance of the remaining assets of the Corporation to the common stockholders, in complete liquidation of the Corporation as contemplated by Sections 3 and 4 above, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Corporation, the proper officers of the Corporation shall execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, Articles of Dissolution and such other documents as may be required to dissolve the Corporation.

6. The Board and such officers of the Corporation as the Board may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such further actions, to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Corporation and complete the liquidation thereof, including, without limitation, (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Corporation, whether real or personal, tangible or intangible, (b) the appointment of other persons to carry out any aspect of the Plan, (c) the temporary investment of funds in such medium as the Board may deem appropriate, and (d) the modification of the Plan as may be necessary to implement the Plan.

7. The Board, in its sole discretion, may terminate the Plan for any reason or for no reason whatsoever. The power of termination shall be exercisable both before and after approval of the Plan by the stockholders of the Corporation, but such power shall not continue after Articles of Dissolution have been accepted for record by the SDAT. Notwithstanding approval of the Plan by the stockholders of the Corporation, the Board may modify or amend the Plan without further action by the stockholders of the Corporation to the extent permitted under then current law.

8. This Plan is intended to constitute a plan of liquidation for purposes of Section 562(b)(1) of the Code and shall be interpreted and applied consistently therewith.